Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
305-406-1886 fax	Fax: 305-406-1960
marc.lewis@mastec.com	www.mastec.com

For Immediate Release

MasTec Announces Fourth Quarter and Annual 2018 Financial

Results and Issues Record 2019 Guidance

•	Strong Fourth Quarter Results with Revenue Increasing 19.6% to $1.9 Billion and Record Year End Backlog

•	Annual 2018 Revenue of $6.9 Billion and Annual 2018 Cash Flow from Operations of $530 Million, Representing Record Levels

•	Annual 2018 GAAP Diluted Earnings per Share of $3.26

•	Annual 2018 Adjusted Diluted Earnings per Share of $3.77 and Annual 2018 Adjusted EBITDA of $721 Million, Representing Record Levels

•	Fourth Quarter and Annual 2018 Share Repurchases of 2.9 Million Shares and 7.2 Million Shares, Respectively

•	2019 Guidance Represents Revenue of $7.6 Billion, Increased GAAP Diluted Earnings per Share of $4.20, Adjusted Diluted Earnings per Share of $4.34 and Adjusted EBITDA of $780 Million

Coral Gables, FL (February 28, 2019) — MasTec, Inc. (NYSE: MTZ) today announced strong 2018 fourth quarter and full year financial results and issued its initial 2019 guidance expectation.

•

Fourth quarter 2018 revenue was $1.92 billion, compared with $1.60 billion for the same period last year. GAAP net income was $31.8 million, or $0.41 per diluted share, compared to $160.7 million, or $1.95 per diluted share, in the fourth quarter of 2017. Fourth quarter 2017 GAAP results include an after-tax benefit of $1.46 per diluted share related to the impact of initial re-measurement of the Company’s U.S. deferred income tax balances because of the Tax Cuts and Jobs Act enacted in December 2017 (“2017 Tax Act”).

•

Fourth quarter 2018 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures were $83.1 million, or $1.07 per adjusted diluted share, compared to $38.8 million, or $0.47 per adjusted diluted share in the fourth quarter of 2017, a 128% increase per adjusted diluted share.

•

Fourth quarter 2018 adjusted EBITDA, also a non-GAAP measure, was $195.8 million, compared to $128.9 million in the fourth quarter of 2017, a 52% increase. Fourth quarter adjusted EBITDA margin rate of 10.2% increased 220 basis points compared to last year’s period.

•	Record year end 18-month backlog as of December 31, 2018 was $7.7 billion, a 9% increase compared to $7.1 billion for the prior year end.

The Company also reported:

•

For the year ended December 31, 2018, revenue was $6.9 billion, a 4.6% increase compared with $6.6 billion for the prior year. GAAP net income was $259.2 million, or $3.26 per diluted share, compared to $348.9 million, or $4.22 per diluted share in 2017 which included the after-tax benefit of $1.46 per diluted share, related to the 2017 Tax Act.

•

Full year 2018 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $300.6 million or $3.77 per adjusted diluted share, compared to $241.9 million or $2.92 per adjusted diluted share during 2017, a 29% increase per adjusted diluted share.

•

Full year 2018 adjusted EBITDA, also a non-GAAP measure, was $721.0 million, compared to $645.6 million in 2017, a 12% increase. Full year 2018 adjusted EBITDA margin rate of 10.4% increased 60 basis points compared to last year’s period.

Adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “First I would like to thank the men and women of MasTec for helping us deliver a third consecutive year of record financial performance. I am also proud that our 2019 guidance expectation shows continued growth and represents yet another record level.”

Mr. Mas continued, “Our record year end backlog gives us strong confidence and visibility into continued growth in 2019 and beyond. Our confidence in the future and commitment to enhancing shareholder value is evidenced by $319 million in 2018 share repurchase activity, representing 7.2 million shares or approximately 9% of our outstanding share base as of the beginning of the year.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer, noted, “As previously indicated, we delivered record annual 2018 cash flow from operations. We enter 2019 with normalized levels of working capital investment, ample liquidity and strong and improved year end leverage metrics despite significant share repurchase investments made during 2018. Our balance sheet is in excellent shape and provides us ample liquidity to support various opportunities to generate additional value for our shareholders, including share repurchases and strategic acquisitions.”

Based on the information available today, the Company is providing both first quarter and full year 2019 guidance. The Company currently expects full year 2019 revenue will approximate $7.6 billion, another record level. 2019 full year GAAP net income and diluted earnings per share are expected to approximate $318 million and $4.20, respectively. Full year 2019 non-GAAP measures, including adjusted EBITDA and adjusted diluted earnings per share, represent record levels, with adjusted EBITDA expected to approximate $780 million or 10.3% of revenue, and adjusted diluted earnings per share expected to be $4.34, a 15% increase over 2018.

For the first quarter of 2019, the Company expects revenue of approximately $1.4 billion. First quarter 2019 GAAP net income is expected to approximate $30 million, with GAAP diluted earnings per share expected to be $0.39. First quarter 2019 adjusted EBITDA, a non-GAAP measure, is expected to approximate $126 million or 9.0% of revenue, with adjusted diluted earnings per share, a non-GAAP measure, expected to be $0.43.

Management will hold a conference call to discuss these results on Friday, March 1, 2019 at 9:00 a.m. Eastern Time. The call-in number for the conference call is (323) 794-2551 or (800) 239-9838 and the replay phone number is (719) 457-0820 with a pass code of 9818218. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended December 31, 2018 and 2017:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
Revenue	$1,917,552	$1,602,862	$6,909,417	$6,606,978
Costs of revenue, excluding depreciation and amortization	1,653,987	1,421,665	5,939,308	5,745,307
Depreciation and amortization	56,452	49,665	212,930	188,049
Goodwill impairment	47,662	—	47,662	—
General and administrative expenses	75,743	73,102	287,278	275,103
Interest expense, net	22,388	16,044	82,571	61,011
Equity in earnings of unconsolidated affiliates	(4,775)	(6,223)	(23,855)	(21,328)
Other expense (income), net	197	(8,887)	(1,780)	(12,990)

Income before income taxes	$65,898	$57,496	$365,303	$371,826
(Provision for) benefit from income taxes	(34,074)	103,228	(106,072)	(22,942)

Net income	$31,824	$160,724	$259,231	$348,884

Net (loss) income attributable to non-controlling interests	(117)	(99)	(428)	1,671

Net income attributable to MasTec, Inc.	$31,941	$160,823	$259,659	$347,213

Earnings per share:
Basic earnings per share	$0.42	$1.98	$3.30	$4.29

Basic weighted average common shares outstanding	76,604	81,033	78,695	80,903

Diluted earnings per share	$0.41	$1.95	$3.26	$4.22

Diluted weighted average common shares outstanding	77,663	82,456	79,772	82,325

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets	$2,168,989	$1,852,366
Property and equipment, net	747,808	706,506
Goodwill and other intangible assets, net	1,269,720	1,328,880
Other long-term assets	253,436	178,824

Total assets	$4,439,953	$4,066,576

Liabilities and Equity
Current liabilities	$1,283,611	$963,827
Long-term debt	1,324,223	1,280,706
Long-term deferred tax liabilities, net	263,687	204,518
Other long-term liabilities	176,408	184,172
Total equity	1,392,024	1,433,353

Total liabilities and equity	$4,439,953	$4,066,576

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	December 31,
	2018	2017
Net cash provided by operating activities	$529,956	$144,096
Net cash used in investing activities	(181,799)	(272,748)
Net cash (used in) provided by financing activities	(361,094)	130,322
Effect of currency translation on cash	33	(111)

Net (decrease) increase in cash and cash equivalents	(12,904)	1,559

Cash and cash equivalents—beginning of period	$40,326	$38,767

Cash and cash equivalents—end of period	$27,422	$40,326

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
Segment Information	2018	2017	2018	2017
Revenue by Reportable Segment
Communications	$649.3	$662.2	$2,556.8	$2,424.4
Oil and Gas	947.1	740.0	3,288.7	3,497.2
Electrical Transmission	99.7	101.0	397.3	378.2
Power Generation and Industrial	221.7	95.7	665.0	299.9
Other	(0.2)	6.6	3.5	20.8
Eliminations	(0.0)	(2.6)	(1.9)	(13.5)
Corporate	—	—	—	—

Consolidated revenue	$1,917.6	$1,602.9	$6,909.4	$6,607.0

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
Adjusted EBITDA by Reportable Segment
EBITDA	$144.7	$123.2	$660.8	$620.9
Non-cash stock-based compensation expense	3.4	5.1	13.5	15.7
Goodwill impairment	47.7	—	47.7	—
Project results from non-controlled joint venture	—	0.5	(1.0)	7.9
Restructuring charges	—	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.1	—	0.7

Adjusted EBITDA	$195.8	$128.9	$721.0	$645.6

Reportable Segment:
Communications	$59.8	$74.3	$290.4	$247.9
Oil and Gas	140.1	46.2	451.6	402.2
Electrical Transmission	5.5	6.4	10.5	18.2
Power Generation and Industrial	16.1	7.8	40.4	22.6
Other	4.7	8.7	23.4	27.6
Corporate	(30.4)	(14.5)	(95.3)	(72.9)

Adjusted EBITDA	$195.8	$128.9	$721.0	$645.6

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	7.5%	7.7%	9.6%	9.4%
Non-cash stock-based compensation expense	0.2%	0.3%	0.2%	0.2%
Goodwill impairment	2.5%	—%	0.7%	—%
Project results from non-controlled joint venture	—%	0.0%	(0.0)%	0.1%
Restructuring charges	—%	—%	—%	0.0%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	0.0%	—%	0.0%

Adjusted EBITDA margin	10.2%	8.0%	10.4%	9.8%

Reportable Segment:
Communications	9.2%	11.2%	11.4%	10.2%
Oil and Gas	14.8%	6.2%	13.7%	11.5%
Electrical Transmission	5.6%	6.3%	2.6%	4.8%
Power Generation and Industrial	7.3%	8.1%	6.1%	7.5%
Other	(2,364.5)%	131.6%	661.5%	132.8%
Corporate	NA	NA	NA	NA

Adjusted EBITDA margin	10.2%	8.0%	10.4%	9.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
EBITDA and Adjusted EBITDA Reconciliation
Net income	$31.8	$160.7	$259.2	$348.9
Interest expense, net	22.4	16.0	82.6	61.0
Provision for (benefit from) income taxes	34.1	(103.2)	106.1	22.9
Depreciation and amortization	56.5	49.7	212.9	188.0

EBITDA	$144.7	$123.2	$660.8	$620.9

Non-cash stock-based compensation expense	3.4	5.1	13.5	15.7
Goodwill impairment	47.7	—	47.7	—
Project results from non-controlled joint venture	—	0.5	(1.0)	7.9
Restructuring charges	—	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.1	—	0.7

Adjusted EBITDA	$195.8	$128.9	$721.0	$645.6

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	1.7%	10.0%	3.8%	5.3%
Interest expense, net	1.2%	1.0%	1.2%	0.9%
Provision for (benefit from) income taxes	1.8%	(6.4)%	1.5%	0.3%
Depreciation and amortization	2.9%	3.1%	3.1%	2.8%

EBITDA margin	7.5%	7.7%	9.6%	9.4%

Non-cash stock-based compensation expense	0.2%	0.3%	0.2%	0.2%
Goodwill impairment	2.5%	—%	0.7%	—%
Project results from non-controlled joint venture	—%	0.0%	(0.0)%	0.1%
Restructuring charges	—%	—%	—%	0.0%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	0.0%	—%	0.0%

Adjusted EBITDA margin	10.2%	8.0%	10.4%	9.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended December 31, 2018	For the Year Ended December 31, 2018
Adjusted Net Income Reconciliation
Net income	$31.8	$259.2
Non-cash stock-based compensation expense	3.4	13.5
Goodwill impairment	47.7	47.7
Project results from non-controlled joint venture	—	(1.0)
Income tax effect of adjustments (a)	(3.5)	(6.0)
Statutory tax rate effects	3.7	(12.8)

Adjusted net income	$83.1	$300.6

	For the Three Months Ended December 31, 2018	For the Year Ended December 31, 2018
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$0.41	$3.26
Non-cash stock-based compensation expense	0.04	0.17
Goodwill impairment	0.61	0.60
Project results from non-controlled joint venture	—	(0.01)
Income tax effect of adjustments (a)	(0.04)	(0.08)
Statutory tax rate effects	0.05	(0.16)

Adjusted diluted earnings per share	$1.07	$3.77

	For the Three Months Ended December 31, 2017	For the Year Ended December 31, 2017
Adjusted Net Income Reconciliation
Net income	$160.7	$348.9
Non-cash stock-based compensation expense	5.1	15.7
Project results from non-controlled joint venture	0.5	7.9
Restructuring charges	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	0.1	0.7
Income tax effect of adjustments (a)	(7.4)	(11.6)
Statutory tax rate effects	(120.1)	(120.1)

Adjusted net income	$38.8	$241.9

	For the Three Months Ended December 31, 2017	For the Year Ended December 31, 2017
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.95	$4.22
Non-cash stock-based compensation expense	0.06	0.19
Project results from non-controlled joint venture	0.01	0.10
Restructuring charges	—	0.01
Charges (recoveries) from multi-employer pension plan withdrawals	0.00	0.01
Income tax effect of adjustments (a)	(0.09)	(0.14)
Statutory tax rate effects	(1.46)	(1.46)

Adjusted diluted earnings per share	$0.47	$2.92

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions)

For the Year Ended December 31, 2018
Free Cash Flow Compared to Adjusted Net Income
Adjusted net income	$300.6
Net cash provided by operating activities	$530.0
Less cash capital expenditures	(180.4)
Add proceeds on sale of fixed assets	39.4

Free cash flow	$389.0

Free cash flow excess compared to adjusted net income	$88.4

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended March 31, 2019 Est.	For the Three Months Ended March 31, 2018
EBITDA and Adjusted EBITDA Reconciliation
Net income	$30	$26.5
Interest expense, net	22	17.1
Provision for income taxes	11	11.1
Depreciation and amortization	60	49.9

EBITDA	$122	$104.6

Non-cash stock-based compensation expense	4	3.2
Project results from non-controlled joint venture	—	—

Adjusted EBITDA	$126	$107.8

	Guidance for the Three Months Ended March 31, 2019 Est.	For the Three Months Ended March 31, 2018
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	2.1%	1.9%
Interest expense, net	1.6%	1.2%
Provision for income taxes	0.8%	0.8%
Depreciation and amortization	4.3%	3.6%

EBITDA margin	8.7%	7.5%

Non-cash stock-based compensation expense	0.3%	0.2%
Project results from non-controlled joint venture	—%	—%

Adjusted EBITDA margin	9.0%	7.7%

	Guidance for the Three Months Ended March 31, 2019 Est.	For the Three Months Ended March 31, 2018
Adjusted Net Income Reconciliation
Net income	$30	$26.5
Non-cash stock-based compensation expense	4	3.2
Project results from non-controlled joint venture	—	—
Income tax effect of adjustments (a)	(1)	(0.9)
Statutory tax rate effects	—	—

Adjusted net income	$32	$28.8

	Guidance for the Three Months Ended March 31, 2019 Est.	For the Three Months Ended March 31, 2018
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$0.39	$0.32
Non-cash stock-based compensation expense	0.05	0.04
Project results from non-controlled joint venture	—	—
Income tax effect of adjustments (a)	(0.01)	(0.01)
Statutory tax rate effects	—	—

Adjusted diluted earnings per share	$0.43	$0.35

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
EBITDA and Adjusted EBITDA Reconciliation
Net income	$318	$259.2	$348.9
Interest expense, net	84	82.6	61.0
Provision for income taxes	118	106.1	22.9
Depreciation and amortization	245	212.9	188.0

EBITDA	$765	$660.8	$620.9

Non-cash stock-based compensation expense	15	13.5	15.7
Goodwill impairment	—	47.7	—
Project results from non-controlled joint venture	—	(1.0)	7.9
Restructuring charges	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.7

Adjusted EBITDA	$780	$721.0	$645.6

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.2%	3.8%	5.3%
Interest expense, net	1.1%	1.2%	0.9%
Provision for income taxes	1.5%	1.5%	0.3%
Depreciation and amortization	3.2%	3.1%	2.8%

EBITDA margin	10.1%	9.6%	9.4%

Non-cash stock-based compensation expense	0.2%	0.2%	0.2%
Goodwill impairment	—%	0.7%	—%
Project results from non-controlled joint venture	—%	(0.0)%	0.1%
Restructuring charges	—%	—%	0.0%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	—%	0.0%

Adjusted EBITDA margin	10.3%	10.4%	9.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
Adjusted Net Income Reconciliation
Net income	$318	$259.2	$348.9
Non-cash stock-based compensation expense	15	13.5	15.7
Goodwill impairment	—	47.7	—
Project results from non-controlled joint venture	—	(1.0)	7.9
Restructuring charges	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.7
Income tax effect of adjustments (a)	(4)	(6.0)	(11.6)
Statutory tax rate effects	—	(12.8)	(120.1)

Adjusted net income	$329	$300.6	$241.9

	Guidance for the Year Ended December 31, 2019 Est.	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$4.20	$3.26	$4.22
Non-cash stock-based compensation expense	0.20	0.17	0.19
Goodwill impairment	—	0.60	—
Project results from non-controlled joint venture	—	(0.01)	0.10
Restructuring charges	—	—	0.01
Charges (recoveries) from multi-employer pension plan withdrawals	—	—	0.01
Income tax effect of adjustments (a)	(0.05)	(0.08)	(0.14)
Statutory tax rate effects	—	(0.16)	(1.46)

Adjusted diluted earnings per share	$4.34	$3.77	$2.92

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure, such as: wireless, wireline/fiber, and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; heavy civil, and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Events & Presentations page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers’ industries; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the oil and gas, utility and power generation industries and the impact on our customers’ expenditure levels caused by fluctuations in prices of oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks related to completed or potential acquisitions, including our ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks associated with potential environmental issues and other hazards from our operations; risks related to our strategic arrangements, including our equity investees; any exposure resulting from system or information technology interruptions or data security breaches; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures, including the effect of corporate income tax reform; the adequacy of our insurance, legal and other reserves the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements; fluctuations in fuel, maintenance, materials, labor and other costs; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multi-employer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor, general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; a small number of our existing shareholders have the ability to influence major corporate decisions; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.